Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data" and to the use of our report on SBM Certificate Company (Minnesota) dated March 31, 2000, except for the second paragraph of Note A, as to which the date is July 19, 2000, in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of SBM Certificate Company for the registration of face-amount certificates.


                                        /s/ Ernst & Young LLP

Louisville, Kentucky
April 18, 2002